FOURTH AMENDEMENT TO LOAN AGREEMENT
                      -----------------------------------

         THIS FOURTH AMENDMENT TO LOAN AGREEMENT (this "Agreement") made this 21st day of August, 1998 by and among (i) COMARCO, INC., a California corporation (the "Borrower"), (ii) COMARCO WIRELESS TECHNOLOGIES, INC., a Delaware corporation, INTERNATIONAL BUSINESS SERVICES, INC., a District of
Columbia corporation, DECISIONS AND DESIGNS, INC., a Virginia corporation and LCTI, INC., a Maryland corporation (collectively, the "Original Guarantors" and each an "Original Guarantor"), (iii) COMARCO SYSTEMS, INC. ("Comarco Systems"), a California corporation, COMARCO STAFFING, INC. (formerly known as CoSource Solutions, Inc.) ("CSI"), a California corporation, MANUFACTURING TRAINING TECHNOLOGY CENTER, INC. ("MTTCI"), a California corporation and COMARCO WIRELESS INTERNATIONAL, INC. ("CWI"), a Delaware corporation (Comarco Systems, CSI, MTTCI and CWI, together with the Original Guarantors, being individually called a "Guarantor" and collectively, the "Guarantors") and NATIONSBANK, N.A., a national banking association, its successors and assigns (the "Bank").

                                    RECITALS
                                    --------

         A. The Borrower, the Original Guarantors and the Bank have entered into that certain Loan Agreement dated September 26, 1994 (the "Original Loan Agreement"), which Original Loan Agreement was amended by that certain First Amendment to Loan Agreement dated September 26, 1995, by and among the Borrower, the Original Guarantors and the Bank, and which Original Loan Agreement was further amended by that certain Second Amendment to Loan Agreement dated August 30, 1996 by and among the Borrower, the Original Guarantors, MTTCI, CSI and the Bank. Comarco Systems and CWI were added as guarantors to the Original Loan Agreement pursuant to that certain Third Amendment to Loan Agreement dated as of August 15, 1997 by and among the Borrower, the Guarantors and the Bank. (The Original Loan Agreement, as thereafter amended from time to time, is hereafter called the "Loan Agreement").
         B.  The  Borrower  and the  Guarantors  have  requested  that  the Bank consolidate the Master Line of Credit and the Guidance Line of Credit into a single Master Line of Credit in the maximum principal amount of Ten Million
Dollars ($10,000,000) to be used by the Borrower for working capital, acquisitions and the other purposes described herein, and the Bank has agreed subject to the terms of this Agreement.
         C. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.
         NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors and the Bank hereby agree as follows:

         1. Recitals. The parties hereto acknowledge and agree that the above Recitals are true and correct in all respect and that the same are incorporated herein and made a part hereof by reference.

         2. Definitions. The definitions of "Loans", "Master Line of Credit", "Master Line of Credit Expiration Date" and "Notes"in Article I of the Loan Agreement are amended and restated in their entirety as follows

                  "Loans" shall mean the Master Line of Credit (including acquisition loans made pursuant thereto).

                  "Master Line of Credit" shall mean the line of credit/term loan facility granted to the Borrower pursuant to this Agreement, in the maximum principal amount of Ten Million Dollars ($10,000,000) or so much thereof as shall be advanced or re-advanced and from time to time remain unpaid, as evidenced by the Master Line of Credit Note and the Acquisition Term Notes.

                  "Master Line of Credit Commitment Expiration Date" shall mean July 30, 2000.

                  "Notes" shall mean the Master Line of Credit Note and all Acquisition Term Notes, collectively. From and after the effective date hereof, the Loan Agreement shall be interpreted and construed to delete all references to the Guidance Line of Credit and the Guidance Line of Credit Note.

         3. Commitment. From and after the effective date hereof, paragraph 1 of
Article II of the Loan Agreement is hereby amended and restated in its entirety as follows:
                  1. Commitment. Subject to and upon the terms and conditions of this Agreement, the Bank agrees that it will extend credit to the Borrower for the purposes and in the amounts set forth herein as follows:

                           (a) Master Line of Credit. The Bank shall extend to the Borrower the Master Line of Credit, which shall be in the maximum principal amount of Ten Million Dollars ($10,000,000), or so much thereof as may be advanced or readvanced and from time to time remain unpaid, and bear interest and be payable in accordance with the terms of (i) a Fourth Amended and Restated Master Line of Credit Note in the maximum principal amount of Ten Million Dollars ($10,000,000) dated as of July 31, 1998 (together with all renewals, extensions, modifications and substitutions thereof or therefor, the "Master Line of Credit Note"); and (ii) any term notes (each, together with all renewals, extensions, modifications and substitutions thereof or therefor, being herein referred to as an "Acquisition Term Note") executed and delivered by the Borrower in connection with advances made by the Ban for acquisitions as herein provided. It is understood and agreed that the maximum principal amount of availability under the Master Line of Credit shall be reduced by the maximum principal amount of availability of any Acquisition Term Notes issued pursuant to this Agreement, simultaneously and automatically upon issuance of any Acquisition Term Note(s). The forms of the Master Line of Credit Note and the Acquisition Term Note to be utilized are attached hereto as Exhibit B-1 and B-2, respectively.

         4. Use of Loan Proceeds. In addition to the permitted uses described in paragraph 2(a) of Article II of the Loan Agreement, the proceeds of the Master Line of Credit may be used in connection with Exchange Contracts (as hereinafter defined) and the issuance of Letters of Credit in the ordinary course of the Borrower's business; provided, however, in no event whatsoever shall the aggregate face amount of all such Letters of Credit outstanding at any time exceed Two Million Dollars ($2,000,000).

         5. Foreign Exchange. Subject to the terms of this Agreement, the Borrower may enter into foreign exchange contracts (the "Exchange Contracts") not to exceed an aggregate amount of $750,000 (the "Contract Limit"), pursuant to which the Bank shall sell to or purchase from the Borrower foreign currency on a spot or future basis. The Borrower shall not request any Exchange Contracts at any time it is out of compliance with any of the provisions of this Agreement or the Loan Agreement. All Exchange Contracts must provide for delivery of settlement on or before June 30, 2000. The amount available under the Master Line of Credit at any time shall be reduced by the following amounts (the "Foreign Exchange Reserve") on any given day (the "Determination Date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two (2) Business Days after the Determination Date, ten percent (10%) of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two (2) Business Days after the Determination Date, one hundred percent (100%) of the gross amount of the Exchange Contracts.

         The Bank may, in its discretion, terminate the Exchange Contracts at any time (a) that an Event of Default occurs or (b) that there is no sufficient availability under the Master Line of Credit and the Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If the Bank terminates the Exchange Contracts, and without limitation of any applicable indemnities, the Borrower agrees to reimburse the Bank for any and all fees, costs and expenses relating thereto or arising in connection therewith.

         The Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two
(2) Business Day period to be more than $750,000 (the "Settlement Limit") nor shall the Borrower permit the total gross amount of all Exchange Contracts to which the Borrower is a party, outstanding at any one time, to exceed the Contract Limit. Notwithstanding the above, however, the amount which may be settled in any two (2) Business Day period may be increased above the Settlement Limit up to, but in no event to exceed, the amount of the Contract Limit under either of the following circumstances:

                  (i) if there is sufficient availability under the Master Line of Credit in the amount of the Foreign Exchange Reserve as of each Determination Date, provided that the Bank in advance shall reserve the full amount of the Foreign Exchange Reserve against the Master Line of Credit; or
                  (ii) if there is insufficient availability under the Master Line of Credit, as to settlements within any two (2) Business Day period, provided that the Bank, in its sole discretion, may: (A) verify good funds overseas prior to crediting the Borrower's deposit account with the Bank (in the case of the Borrower's sale of foreign currency); or (B) debit the Borrower's deposit account with the Bank prior to delivering foreign currency overseas (in the case of the Borrower's purchase of foreign currency).

         In the case of the Borrower's purchase of foreign currency, the Borrower in advance shall instruct the Bank upon settlement either to treat the settlement amount as an advance under the Master Line of Credit, or to debit the Borrower's account for the amount settled.

         The Borrower shall execute all standard from applications and agreements of the Bank in connection with the Exchange Contracts and, without limiting any of the terms of such applications and agreements, the Borrower will pay all standard fees and charges of the Bank in connection with the Exchange Contracts.

         Without limiting any of the other terms of this Agreement or any such standard form applications and agreement of the Bank, the Borrower agrees to indemnify the Bank and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, attorneys' fees of counsel of the Bank's choice), of every nature and description which it may sustain or incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated thereby.

         6. Letters of Credit. Notwithstanding anything set forth in Article II of the Loan Agreement to the contrary, each Letter of Credit issued under the Loan Agreement shall be issued under the Master Line of Credit. No Letters of Credit shall be required to be issued after (or which provide for a maturity date after) the Master Line of Credit Maturity Date. In the event that the Bank issues any Letter(s) of Credit, the maximum amount of the credit available in connection with the Master Line of Credit shall be reduced by the face amount of each Letter of Credit (so long as such Letter of Credit remains outstanding) and any amounts drawn under any Letter of Credit shall be deemed advanced under the Master Line of Credit and shall bear interest and be payable in accordance with the terms of the Master Line of Credit Note and shall be secured to the same extent and in the same manner as all other sums advanced under the Master Line of Credit Note. In addition, the Borrower agrees to pay the fees set forth in paragraph 5(b) of Article II, of the Loan Agreement for each Letter of Credit now or hereafter issued by the Bank.

         7. Security. As of the effective date hereof, the provisions of paragraph 2 of Article III, of the Loan Agreement are amended to provide that the Loans shall be unsecured, unless and until the Borrower's ratio of Total Liabilities to Net Worth (as calculated in accordance with paragraph 3 of Article VII thereof) exceeds 2.0 to 1.0.

         8. Financial Covenants. From and after the effective date hereof, paragraph 2 of Article VII of the Loan Agreement is hereby amended and restated in its entirety as follows:
                  2. Tangible Net Worth. The Borrower shall at all times maintain Tangible Net Wroth of not less than Fifteen Million Dollars ($15,000,000). For purposes of this Article VII, "Tangible Net Worth" shall mean all capital stock, paid in capital and retained earnings less all treasury stock, amounts due from officers, directors, stockholders and members of their immediate families, amounts due from affiliates, investments in non-marketable securities or affiliated companies, leasehold improvements, goodwill, non-compete agreements, capitalized organization and development costs, capitalized expenses, loan costs, patents, trademarks, copyrights, franchises, licenses and other intangible assets.

From and after the effective date hereof, paragraphs 1 and 4 of Article VI of the Loan Agreement are deleted in their entirety.

         9. Year 2000. The Borrower and each Guarantor hereby represents and warrants to the Bank that the Borrower and each Guarantor have:

                   (i) begun analyzing its operations and its subsidiaries and affiliates that could be adversely affected by failure to become Year 2000 compliant (that is, that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999) and;
                  (ii) developed a plan for becoming Year 2000 compliant in a timely manner, the implementation of which is on schedule in all material respects. The Borrower and each Guarantor reasonably believes that it will become Year 2000 compliant for its operations and those of its subsidiaries and affiliates on a timely basis except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower or any Guarantor. The Borrower and each Guarantor reasonably believes any suppliers and vendors that are material to the operations of Borrower, any Guarantor or any of their subsidiaries and affiliates will be Year 2000 compliant for their own computer applications except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of the Borrower or any of the Guarantors. The Borrower will promptly notify Bank in the event Borrower or any Guarantor determines that any computer application which is material to the operations of Borrower any Guarantor, or any of their subsidiaries or any of their material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect upon the financial condition of the Borrower or any of the Guarantors.

         10. Conditions Precedent. This Agreement shall become effective on the date the Bank receives the following documents, each of which shall be satisfactory in form and substance to the Bank:
                  (a) The Fourth Replacement Master Line of Credit Note (as hereinafter defined) in the form of Exhibit B-1 attached hereto and incorporated herein by reference, payable to the order of the Bank in the maximum principal amount of Ten Million Dollars ($10,000,000);
                  (b) An Amended and Restated Continuing and Unconditional Guaranty in the form of Exhibit D attached hereto and incorporated herein by reference, issued and delivered by the Guarantors in favor of the Bank;
                   (c) Proof that the Borrower has paid all costs and expenses to the Bank in connection with this Agreement, including but not limited to all the Bank's attorneys fees; and
                  (d) Such other information, instruments, opinions, documents, certificates and reports as the Bank may deem necessary.

         11. The Master Line of Credit Note. From and after the date hereto, all references in the Loan Agreement to the "Master Line of Credit Note" shall mean that certain Fourth Amended and Restated Master Line of Credit Note of even date herewith (the "Fourth Replacement Master Line of Credit Note") from the Borrower in favor of the Bank in the maximum principal amount of Ten Million Dollars ($10,000,000) in the form of Exhibit B-1 attached hereto. The Fourth Replacement Master Line of Credit Note, consolidates, increases, amends and restates in its entirety that certain Third Amended and Restated Master Line of Credit Note dated August 15, 1997 (the "Third Replacement Master Line of Credit Note") from the Borrower in favor of the Bank in the maximum principal amount of Eight Million Dollars ($8,000,000) and that certain Third Amended and Restated Guidance Line of Credit Note ("Restated Guidance Note") dated August 15, 1997 from the Borrower in favor of the Bank in the maximum principal amount of Five Million Dollars ($5,000,000). The Borrower and the Bank agree that the execution of this Agreement is not intended and shall not cause or result in a novation with regard to the Third Replacement Master Line of Credit Note or the Restated Guidance Note. The Fourth Replacement Master Line of Credit Note shall not operate as a novation of any of the sums due or owing under the Third Master Line of Credit Note or the Restated Guidance Note or nullify, discharge, or release any sums due or owing under the Third Master Line of Credit Note or the Restated Guidance Note or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

         12. Rights and Remedies of the Bank. From and after the effective date hereof, the following is added to immediately after paragraph 2(e) of Article IX of the Loan Agreement as paragraph 2 (f):
                  (f) Liquidate any Exchange Contracts not yet settled and demand that the Borrower immediately deposit cash with the Bank in an amount sufficient to cover any losses incurred by the Bank due to liquidation of the Exchange Contracts at the then prevailing market price.

         13. Replacement Exhibit. Exhibit "B-1" to the Loan Agreement is being replaced in its entirety with Exhibit "B-1" attached hereto. The Borrower shall execute and deliver to the Bank on the date hereof the Fourth Replacement Master Line of Credit Note in substitution for and not satisfaction of, the Third Replacement Master Line of Credit Note and the Third Replacement Guidance Line of Credit Note, and the Fourth Replacement Master Note shall be the "Note" or "Notes" for all purposes of the Loan Documents.

         14. Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of which duplicate original or counterpart shall be deemed to be an original and all taken together shall constitute one and the same instrument.

         15. Loan Documents; Governing Law; Etc. This Agreement is one of the Loan Documents defined in the Loan Agreement and shall be governed and construed in accordance with the laws of the Commonwealth of Virginia. The headings and captions in this Agreement are for the convenience of the parties only and are not a part of this Agreement.

         16. Acknowledgments. The Borrower and the Guarantors hereby confirm to the Bank the enforceability and validity of each of the Loan Documents. In addition, the Borrower and each of the Guarantors hereby agree to the execution and delivery of this Agreement and the terms and provisions, covenants or agreements contained in this Agreement shall not in any manner release, impair, lessen, modify, waive or otherwise limit the liability and obligations of the Borrower or any of the Guarantors under the terms of any of the Loan Documents, except as otherwise specifically set forth in this Agreement. The Borrower and each Guarantor hereby issue, remake, ratify and confirm the representations, warranties and covenants contained in the Loan Documents.
         17. Modifications. This Agreement may not be supplemented, changed, waived, discharged, terminated, modified or amended, except by written instrument executed by the parties.

                       [SIGNATURES ARE ON FOLLOWING PAGES]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered under seal by their duly authorized representative as of the date and year first written above.

                                  THE BORROWER:
                                  ------------

WITNESS/ATTEST:             COMARCO, INC.


__________________________  By:_________________________________(SEAL)
                               Name:
                               Title:

                            THE GUARANTORS:

WITNESS/ATTEST:             COMARCO WIRELESS TECHNOLOGIES, INC., a corporation
                            organized under the laws of the State of Delaware


__________________________  By:_________________________________(SEAL)
                               Name:
                               Title:

WITNESS/ATTEST:             INTERNATIONAL BUSINESS SERVICES, INC., a corporation
                            organized under the laws of the District of Columbia


__________________________  By:_________________________________(SEAL)
                               Name:
                               Title:

WITNESS/ATTEST:             DECISIONS AND DESIGNS, INC., a corporation organized
                            under the laws of the Commonwealth of Virginia


__________________________  By:_________________________________(SEAL)
                               Name:
                               Title:


WITNESS/ATTEST:             LCTI,  INC., a corporation organized  under the laws
                            of the State of Maryland

__________________________  By:_________________________________(SEAL)
                               Name:
                               Title:

WITNESS/ATTEST:             MANUFACTURING  TRAINING  TECHNOLOGY  CENTER, INC., a
                            corporation organized under the laws of the State of California

__________________________  By:_________________________________(SEAL)
                               Name:
                               Title:

WITNESS/ATTEST:             COMARCO SYSTEMS, INC., a corporation organized under
                            the laws of the State of California


__________________________  By:_________________________________(SEAL)
                               Name:
                               Title:


WITNESS/ATTEST:             COMARCO  STAFFING,  INC.,  a  corporation  organized
                            under the laws of the State of California


__________________________  By:_________________________________(SEAL)
                               Name:
                               Title:

WITNESS/ATTEST:             COMARCO WIRELESS INTERNATIONAL, INC., a  corporation
                            organized under the laws of the State of Delaware

__________________________  By:_________________________________(SEAL)
                               Name:
                               Title:



                            THE BANK:
                            ---------

WITNESS:                    NATIONSBANK, N.A.

________________________    By:_________________________________(SEAL)
                               Elaine T. Eaton
                               Senior Vice President